UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

VISIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-25753	87-0449667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4094 Majestic Lane, Suite 360, Fairfax, Virginia 22033

(Address of principal executive offices)

(703) 273-0383

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: ☐ Rule 425 ☐ Rule 14a-12 ☐ Rule 14d-2(b) ☐ Rule 13e-4(c)

Securities registered pursuant to Section 12(b) of the Act: None. The registrant’s common stock is quoted on the OTCID market under the symbol “VISM.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a), (b) Resignation of Paul R. Taylor

On October 26, 2026, Paul R. Taylor delivered to Visium Technologies, Inc. (the “Company”), by electronic mail received at 9:38 a.m. Eastern Time, a letter dated October 26, 2026. In it he resigned as Chairman of the Board, Chief Executive Officer and a director, and from every other office and position he held with the Company. The letter stated that the resignation was unconditional and effective immediately upon delivery. Mr. Taylor had served in those positions since April 27, 2026. Mr. Taylor did not serve on any committee of the Board.

On October 27, 2026, Mr. Taylor delivered a Notice of Correction (Revised) (the “Notice of Correction”) and a corrected letter of resignation. They change several dates in the documents he delivered on October 26, 2026. The Notice of Correction states that the corrections “change the dates only” and do not change any conclusion, any determination or the time at which his resignation took effect. The original letter, the corrected letter and the Notice of Correction are filed as Exhibits 17.1, 17.2 and 17.3.

Mr. Taylor’s letter states that he resigned because of a disagreement with the Company on matters relating to its operations, policies and practices. As described in his letter, the disagreement concerns the Company’s evaluation of certain previously issued financial statements and related matters:

•	On October 23 and 24, 2026, Mr. Taylor delivered to Mark B. Lucky, the Company’s Chief Financial Officer and its only other director, a proposed joint determination on eight accounting and capitalization matters. He asked Mr. Lucky to state by 5:00 p.m. Eastern Time on Sunday, October 25, 2026 whether he concurred.
•	On October 26, 2026, Mr. Taylor executed the officer’s certificate described in Item 8.01 and delivered it to the Company’s independent registered public accounting firm, Fruci & Associates II, PLLC (“Fruci”).

The Company’s views. The Company disagrees with the statements in Mr. Taylor’s letters in the following respects:

•	Mr. Lucky’s responses. Mr. Taylor’s corrected letter states that, as of the delivery of his letter on October 26, 2026, Mr. Lucky had provided no response. Later the same day, Mr. Lucky delivered written responses to each proposed determination, and his written determination as Chief Financial Officer on materiality, to Mr. Taylor, Fruci and Company counsel. He delivered them before the meeting of the Board of Directors that Mr. Taylor had called for October 28, 2026 to consider them.
•	Mr. Lucky’s position. Mr. Lucky does not concur in the officer’s certificate. His determination is summarized in Item 8.01.
•	No action by the Board. The officer’s certificate was executed before the Board meeting that Mr. Taylor had called for October 28, 2026, while the Board’s consideration of these matters was pending and Mr. Lucky’s responses were still to come. The Board did not authorize it, and the Board has not concluded that any previously issued financial statements should no longer be relied upon.
•	The documents themselves. In his Notice of Correction, Mr. Taylor states that several of the documents he delivered on October 26, 2026 “were prepared from drafts dated for a Board meeting on October 28, 2026 and were not fully conformed.” He withdrew one of them. Paragraph 3(g) of the officer’s certificate, concerning the gain on extinguishment of debt, was delivered in brackets, and the Notice of Correction’s entry for that paragraph is incomplete.
•	Review. The Company intends to form a Special Committee of independent directors, as described below. It will review the matters described in Mr. Taylor’s letters, the officer’s certificate and Mr. Lucky’s determination. The Company will report its conclusions as required.

The Company has provided Mr. Taylor with a copy of the disclosures in this Item 5.02 no later than the date of filing of this Current Report. It has given him the opportunity to furnish the Company, as promptly as possible, a letter addressed to the Company stating whether he agrees with the statements made by the Company in this Item 5.02 and, if not, stating the respects in which he does not agree. The Company will file any such letter by amendment within two business days after receipt.

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Board of Directors

Following Mr. Taylor’s resignation, Mr. Lucky is the Company’s sole director. The Company intends to increase the size of the Board to three and to elect two directors who are independent of management and of the Company’s principal shareholders. Those directors would form a Special Committee to oversee the matters described in this report, related-party matters, all matters in which Mr. Lucky has a personal interest, and any transaction with the Company’s principal shareholders. No director has been elected. The Company will report the election of directors as required.

Until the Special Committee is constituted, Mr. Lucky intends to act as sole director only on matters that are required by law or are necessary to operate and preserve the Company. He has also committed not to approve, as sole director, any of the following: any matter in which he has a personal interest; any transaction with the Company’s principal shareholders; or any issuance of preferred stock or other securities carrying voting control.

(c) Designation of interim principal executive officer

Effective October 28, 2026, the Board designated Mark B. Lucky, the Company’s Chief Financial Officer, Treasurer and Secretary, to serve also as the Company’s interim principal executive officer until a Chief Executive Officer is appointed.

Business experience (Items 401(b) and (e) of Regulation S-K). Mr. Lucky, age 68, has served as the Company’s Chief Financial Officer, Treasurer and Secretary since February 2018, and as a director since February 2018. From February 2018 until April 27, 2026, he also served as Chairman of the Board and Chief Executive Officer. He previously served as the Company’s interim Chief Financial Officer from August 2016 to April 2017. From May 2014 until February 2018, he was a consultant to public and private companies, including the Company, Intelligent Living America, Inc. and Ronn Motor Group, Inc. From March 2007 to May 2014, he served as Chief Financial Officer of IceWeb, Inc. Earlier in his career, he held senior finance positions with Galt Associates, Inc., MindShare Design, Inc. and Axys Pharmaceuticals, Inc., and worked for PricewaterhouseCoopers LLP, KPMG and The Walt Disney Company. He has previously served as a director of Intelligent Living America, Inc., VOIS Inc. and HASCO Medical, Inc. He holds a B.A. in Economics from the University of California, Los Angeles, and is a certified public accountant (inactive, California). Mr. Lucky serves at the pleasure of the Board.

Family relationships (Item 401(d)). Mr. Lucky has no family relationship with any director or executive officer of the Company.

Arrangements. There is no arrangement or understanding between Mr. Lucky and any other person under which he was designated interim principal executive officer.

Compensation. Mr. Lucky will receive no additional compensation for serving as interim principal executive officer. He remains employed under his Executive Employment Agreement dated March 28, 2026, which the Board and the holders of a majority of the Company’s voting power ratified on June 30, 2026, and which is described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026 (the “2026 Form 10-K”). As of October 30, 2026, the Company owed Mr. Lucky approximately $124,800 of accrued and unpaid base salary under that agreement. The amount continues to accrue at his base salary rate of $400,000 per year.

Notice of Good Reason. On October 26, 2026, Mr. Lucky delivered to the Company a notice under his Executive Employment Agreement stating that Good Reason exists, based on, among other things, the Company’s failure to pay his base salary when due and to maintain directors’ and officers’ liability insurance. Under the agreement, the Company has an opportunity to cure. On October 29, 2026, Mr. Lucky’s counsel advised the Company that Mr. Lucky has extended the cure period to the later of November 25, 2026 and 30 days after the Special Committee is constituted, but not later than March 1, 2027. The notice remains in effect, and Mr. Lucky has reserved his rights under the agreement. Any decision by the Company on the notice will be made by the independent directors. Mr. Lucky has not resigned.

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Related-party transactions (Item 404(a) of Regulation S-K). Since July 1, 2024, the Company has been a party to the following transactions in which Mr. Lucky had a direct or indirect material interest and the amount involved exceeded the threshold applicable to smaller reporting companies, which is about $489 (1% of average total assets at the end of the last two completed fiscal years):

•	Accrued salary settled in common stock. On April 8, 2026, the Company issued Mr. Lucky 21,623,056 shares of common stock, with a fair value of $71,356, in settlement of $1,526,096 of accrued salary for periods through March 31, 2026. The $1,454,740 excess of the accrued salary over the fair value of the shares was recorded as a capital contribution to additional paid-in capital.
•	Advances settled in Series D Preferred Stock. Mr. Lucky advanced funds to the Company for working capital and incurred unreimbursed expenses on its behalf. These advances were unsecured, non-interest bearing and had no fixed repayment terms. Effective April 16, 2026, the Company issued Mr. Lucky 4,200 shares of Series D Convertible Preferred Stock (stated value $1.00 per share) in settlement of $4,200 of such amounts. The excess of the amounts settled over the fair value of the shares was recorded as a capital contribution to additional paid-in capital. The Series D Convertible Preferred Stock is convertible into common stock at a conversion price of $0.05 per share, subject to a broad-based weighted-average anti-dilution adjustment, and accrues cumulative dividends at 3% per year. The Company is evaluating the effect on the conversion price of its issuance of common stock on August 20, 2026.
•	Deal fee. On April 2, 2026, the Company paid Mr. Lucky a $10,000 deal fee from the proceeds of its sale of securities to PT Smart Green Technologies. It was recorded as consulting expense.
•	Unreimbursed expenses. As of October 25, 2026, the Company owed Mr. Lucky $3,882.70 for out-of-pocket expenses he paid on its behalf, which have not been reimbursed. Mr. Lucky has made no cash advances to the Company since June 30, 2026.
•	Guarantee of Company credit cards. Mr. Lucky has personally guaranteed five credit-card accounts in the Company’s name, used for Company business. As of October 25, 2026, the balances on those accounts totaled $87,083.74, and each account was past due. Mr. Lucky receives no compensation for the guarantees.

Loan from, and Series D issued to, an entity owned by Mr. Lucky’s brother. On October 17, 2024, Spicy Taco Consulting, LLC, an entity owned by Matthew Lucky, Mr. Lucky’s brother, lent the Company $120,000 under a promissory note bearing interest at 15% per year. The Company made no payments of principal or interest on the note. Effective April 16, 2026, the Company issued Spicy Taco Consulting 120,000 shares of Series D Convertible Preferred Stock in exchange for the note, on the same terms as the other holders of indebtedness who exchanged it for Series D Convertible Preferred Stock. The exchange satisfied the $120,000 principal and approximately $26,778 of accrued interest. The total, approximately $146,778, was the largest amount outstanding under the note, and no amount remains outstanding. The Company recorded a gain on the exchange of $139,818 in fiscal 2026. Because Spicy Taco Consulting is a related party, the Company is evaluating whether that amount should instead have been recorded as a capital contribution.

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Stock awards to the same entity. The Company granted Spicy Taco Consulting, for consulting services, restricted stock awards of 3,000,000 shares of common stock on August 7, 2024 and 1,200,000 shares of common stock on June 3, 2025. Each award was fully vested when granted. The grant-date fair values were $12,600 and $5,040, respectively ($0.0042 per share).

Health coverage for members of Mr. Lucky's family. From July 1, 2024 until the Company's group health plan was terminated in April 2026, the Company's subsidiary, Visium Analytics, LLC, incurred premiums under the plan for coverage of members of Mr. Lucky's immediate family. The premiums recorded for that period totaled $21,836. No Board approval of the payments is documented, and they were not included in Mr. Lucky's compensation as reported for fiscal 2025 and fiscal 2026. The Special Committee will review them, including their treatment as compensation to Mr. Lucky.

Mr. Lucky's other compensation is described in the 2026 Form 10-K. Except as described above, there are no transactions since July 1, 2024 in which Mr. Lucky had a direct or indirect material interest that are required to be reported under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

Officer’s certificate delivered by the former Chief Executive Officer

On October 26, 2026, Mr. Taylor, then the Company’s Chairman of the Board and Chief Executive Officer, executed and delivered to Fruci an officer’s certificate (the “Officer’s Certificate”). It concluded that the Company’s audited financial statements for the fiscal years ended June 30, 2016 through June 30, 2026, and its unaudited interim financial statements for the quarters ended December 31, 2015 through March 31, 2026, should no longer be relied upon. Mr. Taylor resigned the same day, as described in Item 5.02.

As stated in the Officer’s Certificate, the conclusion is based on two views:

•	that the Company’s Series A and Series B Convertible Preferred Stock, reported as outstanding since the quarter ended December 31, 2015, were not validly issued, and that their reported stated value was adjusted for reverse stock splits instead of their conversion ratios; and
•	that the Company lacks note-by-note support for a $725,059 gain on the extinguishment of debt recognized in the quarter ended September 30, 2024.

The Officer’s Certificate states that eliminating the Series A and Series B shares would reclassify amounts within stockholders’ deficit, with no change to total deficit, assets, revenue, expenses or cash flows. It proposes restating only the financial statements for fiscal 2025 and 2026, with a cumulative adjustment to stockholders’ deficit as of July 1, 2024.

The Company has not concluded that any previously issued financial statements should no longer be relied upon:

•	The Board of Directors did not authorize the Officer’s Certificate and has not reached that conclusion.
•	The Company’s Chief Financial Officer does not concur. His determination addresses the matters identified in the Officer’s Certificate. It is that those matters, individually and together, do not change total assets, total stockholders’ deficit or cash flows in any period, or total liabilities, assuming the liabilities derecognized in fiscal 2019 and fiscal 2025 were properly derecognized, which the Company is further evaluating. They do not turn any period from income to loss or the reverse, and do not change any reported per-share amount as rounded. They should be corrected by revision of comparative periods, with full disclosure. His determination does not address the additional matters described below under “Supplemental statements,” which he has not evaluated.
•	Fruci informed the Company on October 23, 2026 that it was not making a determination. It has not advised the Company that any of its reports should no longer be relied upon.

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Supplemental statements

Mr. Taylor delivered to the Company and its counsel eight signed supplemental statements: the first with the Officer's Certificate on October 26, 2026, six more on October 28, 2026, after his resignation, and the eighth, with a correction, on October 29, 2026. On October 29, 2026, he sent them directly to Fruci. Mr. Taylor states that the statements identify matters that in his view require evaluation, and that they express no audit opinion or legal conclusion and no conclusion about the conduct of any person. They concern, among other things:

•	the April 2026 exchanges of indebtedness for Series D Convertible Preferred Stock, including:
○	the measurement of the Series D;
○	the classification of the gain on exchanges with two former directors;
○	whether the Series D was designated in Florida before it was issued; and
○	the Series D holder register;
•	the derecognition of liabilities in fiscal 2019 ($2,292,162) and fiscal 2025 ($725,059), based on legal opinions;
•	the Company’s Series C Preferred Stock;
•	which of the Company’s bylaws are in effect; and
•

equity issued to, and disclosures concerning, certain current and former officers and directors, including Mr. Lucky, from 2015 to 2026, and health insurance premiums paid by the Company for members of Mr. Lucky's family.

Other than the question of which bylaws are in effect, the Company has not yet evaluated these matters. Several concern Mr. Lucky, and he will not participate in the Company’s evaluation of those matters. The Company is also evaluating other matters relating to the Series D exchanges that could affect its financial statements for fiscal 2026. Depending on the outcome of these evaluations, amounts in previously issued financial statements, including total liabilities and the gain on extinguishment of debt, could be revised or restated. The Company’s bylaws in effect are its Bylaws as amended effective November 27, 2006, which were filed as Exhibit 99.1 to its Current Report on Form 8-K filed November 30, 2006, when the Company was named Fittipaldi Logistics, Inc.

The Company intends that the Special Committee, once formed, will evaluate the matters described in the Officer’s Certificate and in the supplemental statements, and the other Series D matters described above. The Company will file a report under Item 4.02 of Form 8-K if the Board of Directors, a committee of the Board, or an officer authorized to do so concludes that previously issued financial statements should no longer be relied upon.

Rescission of proposed reverse stock split; corrections of prior reports

No reverse stock split has occurred. The Company has not effected a reverse split of its common stock and has not reduced its authorized common stock:

•	authorized common stock remains 3,000,000,000 shares;
•	no holder’s shares have been combined, rounded or extinguished;
•	no notification under FINRA Rule 6490 was submitted, FINRA has not announced any reverse split, and no new CUSIP number has been assigned;
•	the Company’s transfer agent has not processed any combination; and
•	the conversion terms of the Company’s preferred stock have not been adjusted for any reverse split.

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The proposal and its rescission. In September 2026, Mr. Taylor prepared a proposal for a 1-for-1,500 reverse split of the common stock and a reduction of the authorized common stock from 3,000,000,000 to 2,000,000 shares (together, the “Proposed Reverse Split”). Its rounding convention would have extinguished, without payment, every shareholder holding of fewer than 750 shares, which would have eliminated the holdings of about 489 of the Company’s 553 registered holders. The proposal was presented to the Board on September 10, 2026, when the Board consisted of Mr. Taylor and Mr. Lucky. The Company’s records include a written consent dated September 10, 2026, signed only by Mr. Taylor, and minutes of a Board meeting on that date, attested only by Mr. Taylor.

On October 28, 2026, the Board, now consisting of Mr. Lucky as sole director, rescinded any approval of the Proposed Reverse Split, whether given by written consent or at a meeting, and directed that it not be effected. The Board took this action for four reasons:

•	the rounding convention would have extinguished small holdings without payment;
•	the reduction in authorized common stock would have been made before the Company had confirmed that the remaining shares would cover its conversion and other obligations;
•	questions about the Company’s capitalization remain under review and should be resolved before any change to its capital structure; and
•	the conditions that the proposed resolutions themselves set for filing the Articles of Amendment, including submission of a FINRA notification, were not met.

Any future reverse split will be considered by the Board, including the independent directors the Company intends to elect, on terms that will be disclosed when adopted.

Articles of Amendment. Articles of Amendment to effect the Proposed Reverse Split, signed by Mr. Taylor, were sent by mail to the Florida Department of State in September 2026. By their terms, they would have become effective only upon FINRA’s announcement of the reverse split, which never occurred. As of the date of this report, they have not been filed of record by the Department of State. On October 29, 2026, the Company asked the Department in writing to return them unfiled. Because the conditions to their effectiveness will not be met, they will not become effective.

Correction of prior disclosures.

•

Current Report dated September 11, 2026. The Company's Current Report on Form 8-K filed September 11, 2026 (Items 3.03, 5.03 and 9.01) stated that the Articles of Amendment were filed with the Florida Department of State on September 11, 2026. It also stated that the reverse split had become effective, including that each 1,500 shares "were combined" into one share, that 846,540 post-split shares were outstanding, and that 489 registered holders were "reduced to zero." Those statements were incorrect, as described above. That report also included pages labeled as a draft and an uncompleted placeholder for a CUSIP number. It should not be relied upon.

•	Current Report dated September 21, 2026. The Company’s Current Report on Form 8-K filed September 21, 2026 referred to “the Company’s September 2026 reverse split and authorized-share reduction.” No reverse split or reduction of authorized common stock has occurred, as described above, and that reference should not be relied upon.
•	2026 Form 10-K. The 2026 Form 10-K stated, in its risk factors, in Item 5 and in Note 16 to the consolidated financial statements, that the Board approved the reverse split on September 11, 2026. Note 16 also stated that the reverse split had not been effected, which was correct. The proposal was presented on September 10, 2026, and any approval has since been rescinded. The Proposed Reverse Split did not affect any amount in the Company’s financial statements. The Company will reflect this correction in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

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Series G Governing Preferred Stock

On September 11, 2026, the Board, then consisting of Mr. Taylor and Mr. Lucky, determined by unanimous written consent that no shares of the Company’s Series G Governing Preferred Stock had ever been issued. It approved Articles of Amendment under Section 607.1002(5) of the Florida Business Corporation Act deleting the Series G certificate of designation and returning its 100 shares to the status of undesignated preferred stock. The same day, the Company filed Amendment No. 1 on Form 8-K/A to its Current Report filed April 16, 2026, correcting that report’s statement that Series G shares had been issued. The amendment stated that the deletion “is reported on a separate Current Report on Form 8-K dated September 11, 2026.” No report of the deletion was filed. The Company’s Current Report on Form 8-K filed September 11, 2026 concerns only the Proposed Reverse Split. The exhibit index of the 2026 Form 10-K likewise refers to that report for the Articles of Amendment.

The Articles of Amendment deleting the Series G designation were sent by mail to the Florida Department of State in September 2026. As of the date of this report, they have not been filed of record. The 2026 Form 10-K stated that they were filed on September 11, 2026. That statement was incorrect. The Articles of Amendment will become effective when the Department of State files them, and the Company will report their filing. The Company will reflect this correction in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

No shares of Series G Governing Preferred Stock have been issued, and the deletion does not affect any amount in the Company’s financial statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

17.1	Letter of resignation of Paul R. Taylor dated October 26, 2026, as delivered on October 26, 2026
17.2	Corrected letter of resignation of Paul R. Taylor dated October 26, 2026, delivered on October 27, 2026
17.3	Notice of Correction (Revised) of Paul R. Taylor dated October 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIUM TECHNOLOGIES, INC.

By:	/s/ Mark B. Lucky
Name:	Mark B. Lucky
Title:	Chief Financial Officer and interim Principal Executive Officer
Date:	October 30, 2026

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